Exhibit 99.1

NEWS

Jonathan A. Greenberg Elected Vice President, General Counsel, and Secretary of United Industrial Corporation

UIC Contact:
James Perry
410-628-8786
perry@aaicorp.com	For Immediate Release

HUNT VALLEY, Maryland, September 3, 2004 — Jonathan A. Greenberg has been elected vice president, general counsel, and secretary of United Industrial Corporation (UIC).

Greenberg, 37, succeeds Robert W. Worthing, who will continue with the Company as part-time special counsel.

Before his election to UIC, Greenberg was the senior corporate counsel at Manugistics, Inc., a Rockville, Md., global supply chain technology company, where he managed legal affairs for their Government, Aerospace and Defense business. Previously, Greenberg had served as general counsel and vice president of business development at Unibex, Inc., an international e-commerce software and technology firm headquartered in Washington, D.C., and was a partner in the Washington, D.C. offices of Holland & Knight, LLP.

Greenberg earned a doctor’s degree in law in 1991 from the University of Virginia School of Law and an undergraduate degree with a double major in Russian studies and foreign affairs from the University of Virginia in 1988.

He has been admitted to the District of Columbia and New York bars, as well as the U.S. Court of Appeals, Second Circuit, and the federal district courts for the District of Columbia and the Southern and Eastern districts of New York.

For more information on UIC, visit www.unitedindustrial.com.

Except for the historical information contained herein, information set forth in this news release may contain forward-looking statements within the meaning of the Private Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements, which include, but are not limited to, projections of revenues, earnings, segment performance, cash flows, and contract awards. These forward-looking statements are subject to risks and uncertainties, which could cause the company’s actual results or performance to differ materially from those expressed or implied in such statements.  The company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.  For additional information about the company and its various risk factors, please see the company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

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